CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
               --------------------------------------------------

We consent to the references to our firm under the captions "Financial Highlights" for the John Hancock Small Cap Equity Fund (formerly, Small Cap Value Fund) in the John Hancock Equity Funds Prospectus and "Independent Auditors" and "Financial Statements" in the John Hancock Small Cap Equity Fund Class A, Class B, Class C, and Class I Shares Statement of Additional Information and to the inclusion in Post-Effective Amendment No. 51 to the Registration Statement (Form N-1A, No. 2-90305) of our report dated December 10, 2001 on the financial statements and financial highlights of John Hancock Small Cap Equity Fund.



                                                    /s/ERNST & YOUNG LLP
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Boston, Massachusetts
February 22, 2002